UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2017 (December 15, 2017)

VITAXEL GROUP LIMITED

(Exact name of Registrant as specified in charter)

Nevada	333-201365	30-0803939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wisma Ho Wah Genting, No. 35

Jalan Maharajalela, 50150

Kuala Lumpur, Malaysia

 (Address of Principal Executive Offices)

603.2143.2889

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Effective December 15, 2017, Vitaxel Group Limited (the "Registrant"), a Nevada corporation, entered into a Share Sale Agreement (the “Agreement”) with Lim Hui Sing and Leong Yee Ming (together, the “Sellers”) and Vitaxel Sdn. Bhd., a wholly-owned subsidiary of the Registrant (the “Purchaser”). Pursuant to the terms of the Agreement, at the closing for the transaction, the Sellers will sell to the Purchaser all their shares in Grande Legacy Inc., a British Virgin Islands company (“Grande Legacy”), so that the Registrant shall become the indirect owner of all of the issued and outstanding shares of the capital stock of Grande Legacy. In consideration for such sale, the Registrant shall issue to each of the Sellers 37,500,000 shares of the Registrant’s common stock.

Leong Yee Ming, the current principal executive officer and a director of the Registrant, is one of the two shareholders of Grande Legacy.

These shares will represent approximately 58.1% of the issued and outstanding share capital of the Registrant at the closing. These shares will be issued in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Grande Legacy is in the e-commerce multi-level marketing business, engaged in the direct selling of products and services. The Registrant has had a license agreement with Grande Legacy since January 2017 pursuant to which Grande Legacy is able to utilize our platform to promote their multi-level business in South Korea, Japan and the United States.

The closing of the transactions contemplated by the Agreement will take place following the satisfaction or waiver of all conditions to the obligations of the parties set forth in the Agreement, including, without limitation, that the shareholders of the Registrant approve the increase in the authorized share capital of the Registrant at the scheduled annual meeting and the receipt of the requisite financial information of Grande Legacy. Either party has the right to terminate the Agreement if, among others, there is a breach of a representation made by a party in the Agreement or there is an event which materially affects the business of Grande Legacy.

Leong Yee Ming, the current principal executive officer and a director of the Registrant, is one of the two shareholders of Grande Legacy. Other than (1) Leong Yee Ming, Chief Executive Officer and a director of the Registrant being one of the two Grande Legacy shareholders and (2) the current license arrangement between the Registrant and Grande Legacy, there are no other relationships between the Registrant and its affiliates and any of Grande Legacy or their respective affiliates.

For all the terms and conditions of the Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.13. All statements made herein concerning the foregoing agreement are qualified by reference to Exhibit 10.13.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description

10.13	Share Sale Agreement among Lim Hui Sing, Leong Yee Ming and Vitaxel Sdn. Bhd. And Vitaxel Group Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAXEL GROUP LIMITED
(Registrant)

Date: December 18, 2017	By:	/s/ Leong Yee Ming
Leong Yee Ming
Chief Executive Officer